June 29, 1999


 Prism Financial Corporation
 440 N. Orleans
 Chicago, IL 60610

                Re:  Registration Statement on Form S-8
                     of Prism Financial Corporation

 Ladies and Gentlemen:

           We have acted as special counsel to Prism Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,430,953 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"). The Shares include (i) 180,953 shares of Common Stock (the "Issued Shares") which have been issued pursuant to the Pacific Guarantee Mortgage Equity Value Plan and the Mortgage Market Equity Value Plan (collectively, the "Equity Value Plans") and (ii) 2,250,000 shares of Common Stock which are issuable upon the exercise of options or rights to purchase Common Stock (the "Options") which have been or may be granted under the Prism Financial Corporation 1999 Employee Stock Purchase Plan and the Prism Financial Corporation 1999 Omnibus Stock Incentive Plan (the "Option Plans" and, together with the Equity Value Plans, the "Plans"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

           In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of the issuance of any Shares under the Option Plans at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to the Option Plans.

           In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

        (a)  the Registration Statement;

        (b)  the Plans;

        (c) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as presently in effect;

        (d)  a specimen certificate representing the Shares; and

        (e) copies of certain resolutions of the Board of Directors of the Company relating to the Plans, the Shares and related matters.

        We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that (i) upon the issuance and sale of Shares upon the exercise of the Options granted pursuant to the Option Plans and receipt by the Company of the exercise price of such Options and, subject to the Company completing all procedures required on its part to be taken prior to the issuance of the Shares upon the exercise of the Options pursuant to the terms of the Option Plans, the Shares to be issued upon the exercise of the Options will be validly issued, fully paid and nonassessable; and (ii) the Issued Shares are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)